EXHIBIT 99.2

                       INTERNATIONAL SPEEDWAY CORPORATION
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

         The following unaudited pro forma condensed consolidated financial statements of International Speedway Corporation ("International Speedway") reflect adjustments to the historical consolidated balance sheets and statements of income of International Speedway and Penske Motorsports, Inc. ("Penske Motorsports") to give effect to International Speedway's acquisition of Penske Motorsports, consummated on July 26, 1999 (the "Penske Acquisition), using the purchase method of accounting for a business combination. International Speedway's unaudited pro forma condensed consolidated balance sheet as of May 31, 1999 assumes the Penske Acquisition was effected as of May 31, 1999. International Speedway's unaudited pro forma condensed consolidated statements of income for the six months ended May 31, 1999 and for the year ended November 30, 1998 assume the Penske Acquisition was effected as of the beginning of each period presented.

         The fiscal year-ends of International Speedway and Penske Motorsports occur at different dates. International Speedway's fiscal year-end is November 30 and Penske Motorsports' fiscal year-end was December 31. International Speedway's unaudited pro forma condensed consolidated balance sheet and statements of income have been prepared by combining the following periods of operations of International Speedway and Penske Motorsports:

PRO FORMA PERIOD            INTERNATIONAL SPEEDWAY       PENSKE MOTORSPORTS
----------------            ----------------------       ------------------
    May 31, 1999            May 31, 1999                 June 30, 1999
    Six months ended        Six months ended             Six months ended
    May 31, 1999            May 31, 1999                 June 30, 1999
    Year ended              Year ended                   Year ended
    November 30, 1998       November 30, 1998            December 31, 1998


         Prior to consummation of the Penske Acquisition, each of International Speedway and Penske Motorsports owned 45% of Homestead-Miami Speedway ("Homestead-Miami") and each entity recorded its respective investment using the equity method of accounting. For purposes of pro forma presentations, Homestead-Miami's June 30, 1999 historical consolidated balance sheet and its historical statements of income for the six months ended June 30, 1999, and the year ended December 31, 1998, have been combined with Penske Motorsports' historical financial information.

         The following unaudited pro forma condensed consolidated financial statements have been prepared from, and should be read in conjunction with, International Speedway's historical consolidated financial statements contained in its Annual Report on Form 10-K for the fiscal year ended November 30, 1998, as well as the historical consolidated financial statements of Penske Motorsports contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 1998. The following unaudited pro forma condensed consolidated statements of income are not necessarily indicative of the results of operations that would have occurred had the Penske Acquisition occurred at the dates indicated, nor are they necessarily indicative of International Speedway's future operating results as a combined company.

                                           UNAUDITED PRO FORMA BALANCE SHEET
                                                     MAY 31, 1999

                                                                   PENSKE
                                                                 MOTORSPORTS
                                                INTERNATIONAL  AND HOMESTEAD-     PRO FORMA               PRO FORMA
                                                  SPEEDWAY         MIAMI         ADJUSTMENTS             CONSOLIDATED
                                                -------------  --------------    -----------             ------------
                                                                      (IN THOUSANDS)
ASSETS
Current Assets:
 Cash, cash equivalents and short-term
   investments ...........................        $ 96,625        $    775        $ (47,900)(3)(4)        $   49,500
 Receivables .............................          11,181          12,637                0                   23,818
 Inventories .............................           1,534           2,792                0                    4,326
 Prepaid expenses and other current assets           5,079           6,229            4,677 (3)               15,985
                                                  --------        --------        ---------               ----------
   Total Current Assets ..................         114,419          22,433          (43,223)                  93,629
Property and equipment, net ..............         257,892         296,686           26,500 (1)              581,078
Other Assets:
 Equity investments ......................          54,948          11,930          (56,371)                  10,507
 Goodwill, net ...........................          38,423          71,588          435,387 (1)(2)           545,398
 Restricted investments ..................         105,567               0                0                  105,567
 Other ...................................          11,127           1,260            2,600 (1)(4)            14,987
                                                  --------        --------        ---------               ----------
                                                   210,065          84,778          381,616                  676,459
                                                  --------        --------        ---------               ----------
   Total Assets ..........................        $582,376        $403,897        $ 364,893               $1,351,166
                                                  ========        ========        =========               ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
 Accounts payable ........................        $  5,009        $  7,044        $       0               $   12,053
 Income taxes payable ....................           2,817               0                0                    2,817
 Deferred income .........................          68,092          40,089                0                  108,181
 Current portion of long-term debt .......             685           3,016                0                    3,701
 Other current liabilities ...............           5,202           7,778                0                   12,980
                                                  --------        --------        ---------               ----------
   Total Current Liabilities .............          81,805          57,927                0                  139,732
Long-term debt ...........................          71,745          88,889          101,853 (4)              262,487

Deferred income taxes ....................          31,299          26,644           10,389 (1)(7)            68,332
Minority interest ........................               0               0            2,337 (6)                2,337
Stockholders' Equity:
 Class A common stock ....................             127             142              (42)(5)                  227
 Class B common stock ....................             304               0                0                      304
 Additional paid-in capital ..............         206,886         159,371          321,764 (5)(7)           688,021
 Members' capital ........................               0          23,368          (23,368)(6)                    0
 Retained earnings .......................         192,602          55,942          (56,426)(3)(5)           192,118
                                                  --------        --------        ---------               ----------
                                                   399,919         238,823          241,928                  880,670
 Less unearned compensation--
   restricted stock ......................           2,392               0                0                    2,392
 Less treasury stock .....................               0           8,386           (8,386)(5)                    0
                                                  --------        --------        ---------               ----------
   Total Stockholders' Equity ............         397,527         230,437          250,314                  878,278
                                                  --------        --------        ---------               ----------
   Total Liabilities and
     Stockholders' Equity ................        $582,376        $403,897        $ 364,893               $1,351,166
                                                  ========        ========        =========               ==========

       See accompanying notes to unaudited pro forma financial statements.

                                             UNAUDITED PRO FORMA STATEMENT OF INCOME
                                              FOR THE SIX MONTHS ENDED MAY 31, 1999

                                                                      PENSKE
                                                                    MOTORSPORTS
                                              INTERNATIONAL        AND HOMESTEAD-             PRO FORMA                 PRO FORMA
                                                 SPEEDWAY              MIAMI                  ADJUSTMENTS                 TOTAL
                                              -------------        --------------            ------------               ---------
                                                             (IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE DATA)
REVENUES
 Admissions, net ......................        $     58,279         $     29,484             $          0               $  87,763
 Motorsports related income ...........              50,449               24,974                        0                  75,423
 Food, beverage and merchandise income               18,313               16,250                        0                  34,563
 Other income .........................                 830                    0                        0                     830
    Total revenues ....................             127,871               70,708                        0                 198,579
EXPENSES
 Direct expenses:
  Prize and point fund monies and
    NASCAR sanction fees ..............              19,449               10,216                        0                  29,665
  Motorsports related expenses ........              21,500               13,387                        0                  34,887
  Food, beverage and
    merchandise expenses ..............               9,365               10,587                        0                  19,952
 General and administrative expenses ..              20,206               13,604                        0                  33,810
 Depreciation and amortization ........               7,531                7,525                    5,857 (8)(9)           20,913
                                               ------------         ------------             ------------               ---------
    Total expenses ....................              78,051               55,319                    5,857                 139,227
                                               ------------         ------------             ------------               ---------
Operating income (loss) ...............              49,820               15,389                   (5,857)                 59,352
Interest income .......................               4,713                   86                   (1,198)(11)              3,601
Interest expense ......................                (925)              (2,924)                  (3,310)(10)             (7,159)
Equity in net (loss) income from equity
 investments ..........................                (466)                (730)                     290 (6)                (906)
Minority interest .....................                   0                    0                      162 (6)                 162
                                               ------------         ------------             ------------               ---------
Income (loss) before income taxes .....              53,142               11,821                   (9,913)                 55,050
Income tax expense (benefit) ..........              20,359                5,270                   (1,505)(12)             24,124
                                               ------------         ------------             ------------               ---------
Net income (loss) .....................        $     32,783         $      6,551             $     (8,408)              $  30,926
                                               ============         ============             ============               =========
Basic earnings per share ..............        $       0.76                                                             $    0.58
Diluted earnings per share ............        $       0.76                                                             $    0.58
Basic weighted average shares .........          42,871,220                                    10,029,861 (13)         52,901,081
Diluted weighted average shares .......          42,997,923                                    10,029,861 (13)         53,027,784

       See accompanying notes to unaudited pro forma financial statements.

                                             UNAUDITED PRO FORMA STATEMENT OF INCOME
                                               FOR THE YEAR ENDED NOVEMBER 30, 1998

                                                                      PENSKE
                                                                    MOTORSPORTS
                                               INTERNATIONAL       AND HOMESTEAD-             PRO FORMA                 PRO FORMA
                                                 SPEEDWAY              MIAMI                 ADJUSTMENTS                  TOTAL
                                               ------------        --------------            ------------               ---------
                                                            (IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE DATA)
REVENUES
 Admissions, net ......................        $     86,946         $     55,609             $          0               $ 142,555
 Motorsports related income ...........              71,793               46,064                        0                 117,857
 Food, beverage and merchandise income               28,597               29,571                        0                  58,168
 Other income .........................               1,632                    0                        0                   1,632
                                               ------------         ------------             ------------               ---------
    Total revenues ....................             188,968              131,244                        0                 320,212
EXPENSES
 Direct expenses:
  Prize and point fund monies and
    NASCAR sanction fees ..............              28,767               15,520                        0                  44,287
  Motorsports related expenses ........              33,283               28,122                        0                  61,405
  Food, beverage and
    merchandise expenses ..............              15,025               20,917                        0                  35,942
 General and administrative expenses ..              37,842               22,700                        0                  60,542
 Depreciation and amortization ........              13,137               13,766                   11,715 (8)(9)           38,618
                                               ------------         ------------             ------------               ---------
    Total expenses ....................             128,054              101,025                   11,715                 240,794
                                               ------------         ------------             ------------               ---------
Operating income (loss) ...............              60,914               30,219                  (11,715)                 79,418
Interest income .......................               4,414                  246                   (2,395)(11)              2,265
Interest expense ......................                (582)              (6,111)                  (6,620)(10)            (13,313)
Equity in net (loss) income from equity
 investments ..........................                (905)              (1,382)                   2,163 (6)                (124)
Minority interest .....................                   0                    0                      320 (6)                 320
Gain on sale of equity investment .....               1,245                1,108                        0                   2,353
                                               ------------         ------------             ------------               ---------
Income (loss) before income taxes .....              65,086               24,080                  (18,247)                 70,919
Income tax expense (benefit) ..........              24,894               10,697                   (2,630)(12)             32,961
                                               ------------         ------------             ------------               ---------
Net income (loss) .....................        $     40,192         $     13,383             $    (15,617)              $  37,958
                                               ============         ============             ============               =========
Basic earnings per share ..............        $       1.00                                                             $    0.76
Diluted earnings per share ............        $       1.00                                                             $    0.76
Basic weighted average shares .........          40,025,643                                    10,029,861 (13)         50,055,504
Diluted weighted average shares .......          40,188,800                                    10,029,861 (13)         50,218,661

       See accompanying notes to unaudited pro forma financial statements.

                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
             (IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE AMOUNTS)

Under the terms of the Penske Acquisition, each outstanding share of Penske Motorsports common stock, other than shares held directly or indirectly by International Speedway, was converted into the right to receive at the election of each Penske Motorsports stockholder, subject to the transaction's collar provision, (a) $15.00 in cash and $35.00 worth of International Speedway's Class A common stock (30% cash and 70% stock) or (b) $50.00 worth of International Speedway's Class A common stock.

The volume-weighted average price for International Speedway's Class A common stock during the 20-day trading period ending two trading days before the closing of the Penske Acquisition was $47.98 per share, which resulted in an exchange ratio, pursuant to the Penske Acquisition agreement, of 1.042 shares of International Speedway's Class A common stock for each of the 12,222,477 shares of Penske Motorsports common stock converted in the Penske Acquisition (total shares outstanding of 14,208,898 less treasury shares of 377,400 less 1,609,021 shares of Penske Motorsports common stock owned directly or indirectly by International Speedway).

Of such 12,222,477 shares of Penske Motorsports common stock:

o        8,655,402 shares were converted into 30% cash and 70% stock; and

o        3,567,075 shares were converted entirely into stock.

Accordingly, based on the exchange ratio, International Speedway issued 10,029,861 shares of Class A common stock and paid approximately $129.8 million in cash consideration in the Penske Acquisition.

(1)      The actual costs of the Penske Acquisition are as follows:

          Cash consideration...............................        $129,848
          Stock consideration..............................         481,272
          Transaction costs................................           7,005
                                                                      -----
          Total acquisition cost...........................        $618,125
                                                                   ========

Under purchase accounting, Penske Motorsports' assets and liabilities are required to be adjusted to their estimated fair values. The estimated fair value adjustments have been determined by International Speedway based upon a preliminary valuation and are subject to adjustments based on a final valuation. These estimated fair values may not be the fair values that will ultimately be determined. The following are the pro forma adjustments made to reflect Penske Motorsports' estimated fair values assuming the Penske Acquisition was completed on May 31, 1999:

   Net assets acquired..............................                    $165,750
                                                        ADJUSTMENT
                                                        ----------
   Fixed assets.....................................       $26,500
   Intangibles......................................           900
   Deferred taxes...................................      (10,412)
                                                          --------
                                                                          16,988
   Goodwill.........................................                     428,382
   Transaction costs................................                       7,005
                                                                           -----

   Total acquisition cost...........................                    $618,125
                                                                        ========

(2) To reflect the excess purchase price over the fair value of the net assets acquired, goodwill of $499,970 plus transaction costs of $7,005, less the elimination of historical goodwill recorded by Penske Motorsports and Homestead-Miami of $71,588.

(3) To reflect the accelerated vesting of 464,000 Penske Motorsports employee stock options and the cancellation of those options in an amount equal to the excess of the cash/stock consideration paid in connection with the Penske Acquisition over the per share exercise price of the Penske Motorsports stock options, $11,200 in cash, and the associated equity adjustment to retained earnings of $6,832, net of income tax benefit of $4,368. In addition, to reflect International Speedway's decrease to retained earnings of $484 related to International Speedway's pro rata share of the adjustment by Penske Motorsports under the equity method of accounting, net of income tax benefit of $309.

(4) To record long-term debt of $101,853 and cash paid of $35,000 for the cash portion of the consideration for the merger of $129,848 and transaction costs of $7,005. Also, to record $1,700 of cash paid for deferred financing costs.

(5) To record the issuance of 10,029,861 shares of International Speedway's Class A common stock for approximately 79% of the total consideration, which increases common stock $100 and additional paid-in capital $481,172. Also, to record the elimination of Penske Motorsports common stock of $142, additional paid-in capital of $159,371 and retained earnings of $49,110 (after option adjustment--note 3), and treasury stock of $8,386.

(6) To eliminate (a) International Speedway's investment in Penske Motorsports of $31,298 (including adjustments for stock options--note 3, (b) International Speedway's and Penske Motorsports' investment in Homestead-Miami of $25,073, and (c) Homestead-Miami's members capital of $23,368, and to record the 10% minority interest in Homestead-Miami's members capital for $2,337. In addition, to reflect the elimination of equity earnings (losses) and record minority interest for those investments in the pro forma statements of income for the six months ended May 31, 1999, and the year ended November 30, 1998.

(7) To reflect International Speedway's change in equity investment, which was subsequently eliminated, and the decrease in additional paid-in capital of $37 and deferred taxes of $23 related to Penske Motorsports' purchase of common shares which was recorded by International Speedway subsequent to May 31, 1999.

(8) Amortization expense of $5,532 and $11,065 for the six months ended May 31, 1999 and year ended November 30, 1998, respectively, representing amortization of the excess purchase price over the fair value of the net assets acquired (including transaction costs) of $435,387, over a period of 40 years and amortization of other intangibles of $900 over a period of 5 years.

(9) Depreciation expense of $325 and $650 for the six months ended May 31, 1999, and the year ended November 30, 1998, respectively, representing additional depreciation expense that would have been recorded if the transaction had occurred on December 1, 1997 assuming current fair value adjustments and a depreciable life of 30 years.

(10) Interest expense recorded on the long term debt to be borrowed for a portion of the cash consideration of $101,853, including transaction costs of $7,005, at a borrowing rate of 6.5%, inclusive of the amortization of deferred financing costs.

(11) Interest income foregone on the cash paid for the stock options of $11,200 (discussed in note 3), cash paid for a portion of the cash consideration of $35,000 (discussed in note 4), and cash paid of $1,700 for deferred financing costs (discussed in note 4) at an assumed rate of 5%.

(12) Reduction in income taxes as a result of pro forma adjustments, primarily interest expense.

(13) Reflects International Speedway's historical basic weighted average shares outstanding and diluted weighted average shares outstanding plus the 10,029,861 shares issued by International Speedway in the Penske Acquisition.